UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2008
Maxygen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28401	77-0449487
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
515 Galveston Drive
Redwood City, CA 94063
(Address of principal executive offices)
(650) 298-5300
(Registrant’s telephone number, including area code)
Not Applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 7, 2008, the Board of Directors of Maxygen, Inc. (the “Company”), based on the recommendation of the Compensation Committee, approved certain compensation arrangements for the executive officers of the Company.
Restricted Stock Unit Awards
     The board approved a one-time grant of restricted stock unit (RSU) awards under the Company’s 2006 Equity Incentive Plan (the “2006 Plan”) to all employees of the Company, including executive officers. The executive officers of the Company were granted RSU awards in the following amounts:

Shares Subject
Name	to RSU Award
Russell J. Howard	125,000
Chief Executive Officer and Director
Elliot Goldstein	95,000
Chief Operating Officer
Lawrence W. Briscoe	80,000
Chief Financial Officer and Senior Vice President
Santosh Vetticaden	100,000
Chief Medical Officer and Senior Vice President
Grant Yonehiro	80,000
Chief Business Officer and Senior Vice President
     The RSU awards were granted to each executive officer on May 7, 2008. Each RSU represents the right to receive one share of the Company’s common stock upon vesting. The RSU awards will vest as to 25% of the underlying shares on May 1, 2009 and as to the remaining underlying shares on May 3, 2010. The 2006 Plan and related RSU award agreement provide for forfeiture in certain events, such as voluntary termination of employment, and for acceleration of vesting in certain events, such as termination of employment without cause or a change in control of the Company.
Executive Officers Cash Bonus Plan
     The board also established specific bonus ranges, bonus targets and performance objectives under the Company's annual cash bonus plan for executive officers. A description of the bonus plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description
10.1*	Description of Executive Officer Cash Bonus Plan.

*	Management contract or compensatory plan or arrangement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maxygen, Inc.
Date: May 9, 2008	By:	/s/ Lawrence W. Briscoe
Lawrence W. Briscoe
Chief Financial Officer and Senior Vice President